FOURTH AMENDMENT TO SUBLEASE AGREEMENT
This Fourth Amendment to Sublease Agreement (this “Fourth Amendment”), is made and entered into effective as of the 31st day of May, 2023 (the “Effective Date”), by and between Avadel Management Corporation, a Delaware corporation (f/k/a Eclat Pharmaceuticals LLC) (hereinafter called “Sublessor”) and R.G. Brinkmann Company d/b/a Brinkmann Constructors, a Missouri corporation (collectively, hereinafter called “Subtenant”).
WITNESSETH:
WHEREAS, Sublessor and Subtenant are parties to that certain Sublease Agreement dated April 30, 2019, as amended by that certain First Amendment to Sublease Agreement dated February 6, 2020, as amended by that certain Second Amendment to Sublease Agreement dated May 10, 2021, and as further amended by that certain Third Amendment to Sublease Agreement dated April 13, 2022 (collectively, the “Sublease”) for the Subleased Premises located at Suite 190, 16640 Chesterfield Grove Road, Chesterfield, Missouri 63 005 consisting of approximately 4,164 square feet of space and as more particularly described in the Sublease; and
WHEREAS, Sublessor and Subtenant desire to amend the Sublease as provided herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Sublessor and Subtenant do hereby agree as follows:
1.Capitalized Terms. Capitalized terms used in this Fourth Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Sublease.
2.Term. Notwithstanding anything to the contrary contained therein, the Term of the Sublease shall be extended to expire on April 30, 2025.
3.Rent. Notwithstanding anything to the contrary contained herein, from June 1, 2023 through May 31, 2024, Subtenant shall pay to Sublessor as gross rent under this Sublease the sum of $10,454.00 per month (approx. $30.12/sf annual rent). From June 1, 2024 through April 30, 2025, the monthly gross rent paid by Subtenant to Sublessor under this Sublease shall be increased from the amount set forth in the previous sentence by the Consumer Price Index (CPI).
4.Execution. For purposes of executing this Fourth Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or email is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the documents transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or email document is to be re-executed in original form by the parties who executed the facsimile or email document. No party may raise the use of a facsimile machine or email or the fact that any signature was transmitted through the use of a facsimile or email as a defense to the enforcement of this Fourth Amendment or any amendment or other document executed in compliance with this Paragraph.
5.Counterparts. This Fourth Amendment may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.
6.Entire Agreement. This Fourth Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

7.Successors and Assigns. All provisions of this Fourth Amendment are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.
8.Conflict. In the event of any conflict between the terms of this Fourth Amendment and the terms of the original Sublease, the terms of this Fourth Amendment shall control.
9.Full Force and Effect. As modified by this instrument, the Sublease remains in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Fourth Amendment as of the Effective Date.

SUBLESSOR:	SUBTENANT:
Avadel Management Corporation, a Delaware corporation	R.G. Brinkmann Company d/b/a Brinkmann Constructors, a Missouri corporation
By: /s/ Jerad G. Seurer	By: /s/ Brian D. Satterthwaite
Name: Jerad G. Seurer	Name: Brian D. Satterthwaite
Title: Director	Title: CEO

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